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COMMERCIAL VEHICLE GROUP, INC.

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Commercial Vehicle Group, Inc. Comments on Institutional Shareholder Services’ and Glass Lewis’ Reports

Commercial Vehicle Group Urges Stockholders to Vote FOR the Non-binding Advisory Proposal on Compensation of its Named Executive Officers

NEW ALBANY, Ohio, May 8, 2014 /PRNewswire/ — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) (the “Company,” “CVG,” “we,” “our” or “its”), today commented on a report issued by Institutional Shareholder Services, Inc. (“ISS”) in which ISS recommended that the Company’s Stockholders vote against the Company’s non-binding advisory proposal on the compensation of its named executive officers at the Company’s 2014 Annual Meeting of Stockholders to be held on May 15, 2014. However, Glass Lewis & Co. LLC (“Glass Lewis”) in its report recommended that CVG’s Stockholders vote in favor of the Company’s non-binding advisory proposal on the compensation of its named executive officers at the Company’s 2014 Annual Meeting of Stockholders. The Company disagrees with ISS’ recommendation and agrees with Glass Lewis’ recommendation and urges our Stockholders to vote “FOR” the non-binding advisory proposal on the compensation of its named executive officers at the Company’s 2014 Annual Meeting of Stockholders as disclosed in the Company’s proxy statement.

In relevant part, ISS’ unfavorable recommendation is based (1) on severance payments agreed to in 2013 with the Company’s former CEO, (2) the 2013 accelerated vesting of restricted stock granted to the former CFO, and (3) the granting of time-based equity compensation to the new CEO in 2013 (collectively “Compensation”).

The Glass Lewis report in relevant part states “As noted in our pay-for-performance analysis, executive compensation and corporate performance were not aligned at the Company. Despite this disconnect, however, we believe shareholders should vote for this proposal. The Company utilizes objective incentive plans that we believe are well structured to align pay with performance going forward, and the transitional payments in the past fiscal year may have contributed to this misalignment. Given these mitigating factors, we believe that shareholders may reasonably support the compensation program at this time.”

Richard Snell, CVG’s Chairman of the Board, commented, “We disagree with ISS’ recommendation and agree with Glass Lewis’ recommendation. We believe that the reasons cited by ISS for its unfavorable recommendation have to be viewed in the context of a transitional year for CVG with the departure of our former CEO, the departure of our former CFO, and recruitment of a new CEO with extensive experience as a former executive at Caterpillar. We believe the Compensation is reasonable and in the best interest of the Stockholders in the long term. As such, we urge our Stockholders to vote FOR the non-binding advisory proposal on compensation of our named executive officers.”

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the heavy-duty (Class 8) truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2013. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

IMPORTANT ADDITIONAL INFORMATION

On April 11, 2014, the Company filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2014 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company’s 2014 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2014 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.cvgrp.com.

CONTACT: John Hyre, Investor Relations

Commercial Vehicle Group, Inc.

(614) 289-5157